UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2006

Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events
Reference is made to the
•  Certificate of Designations, as amended, of the Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share, of the Registrant;
•  Indenture between the Registrant and The Bank of New York, as Trustee, dated August 30, 2005, relating to Emdeon Corporation’s 3 1/8% Convertible Notes due 2025; and
•  Indenture between the Registrant and The Bank of New York, as Trustee, dated June 25, 2003, relating to Emdeon Corporation’s 1.75% Convertible Subordinated Notes due 2023.
As previously announced, the Registrant purchased 66,900,000 shares of its common stock at a price of $8.20 per share pursuant to a tender offer that expired at 12:00 midnight, New York City time, on December 21, 2005. Under the applicable provisions of the documents referenced above, no adjustment to the conversion rates of any of the securities referenced above will be made as a result of the completion of the tender offer. Under the applicable provisions of the documents referenced above, January 6, 2006 was the end of the period for determining whether a change would be required in the respective conversion rates of the securities referenced above, based in part on trading prices of the Registrant’s common stock during that period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON CORPORATION
Dated: January 10, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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